SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	January 22, 2013

AMERICAN ELECTRIC POWER COMPANY, INC.
(Exact Name of Registrant as Specified in Its Charter)

1-3525	New York	13-4922640
(Commission File Number)	(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

1 Riverside Plaza, Columbus, OH	43215
(Address of Principal Executive Offices)	(Zip Code)

614-716-1000
(Registrant’s Telephone Number, Including Area Code)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 22, 2013, the Board of Directors (the “Board”) of American Electric Power Company, Inc. (the “Company”) elected Oliver G. Richard, III to serve as a director of the Company.  Mr. Richard’s initial term as a director will continue until the 2013 annual meeting of shareholders.  The Board appointed Mr. Richard to the Human Resources Committee, the Nuclear Committee and the Policy Committee.

Mr. Richard has served as the Chairman of CleanfuelUSA, an alternative vehicular fuel company, since 2006, and is the owner and president of Empire of the Seed LLC, a private consulting firm in the energy and management industries and the private investments industry, since 2005.  Mr. Richard served as chairman, president and chief executive officer of Columbia Energy Group from April 1995 until Columbia Energy was acquired by NiSource Inc. in November 2000.

The Board has determined that Mr. Richard is an “independent” director under the Company’s Principles of Corporate Governance and the independence requirements of the New York Stock Exchange, as well as the applicable rules promulgated by the Securities and Exchange Commission (the “SEC”).

As a non-employee director, Mr. Richard will receive the same compensation paid to other non-employee directors of the Company in accordance with the policies and procedures previously approved by the Board for non-employee directors, consisting of an annual cash retainer of $92,000, an annual stock unit award of $138,000, and an annual retainer of $10,000 for serving on the Human Resources Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN ELECTRIC POWER COMPANY, INC.
By:	/s/ Thomas G. Berkemeyer
Name:	Thomas G. Berkemeyer
Title	Assistant Secretary

January 23, 2013